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                                                                    Exhibit 99.1

PRECISIION
PARTNERS
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                                                         5605 N. MacArthur Blvd.
                                                                       Suite 760
                                                               Irving, TX  75038
                                                          Phone:  (972) 580-1550
                                                                     Fax:  (972)
                                                                        580-1551

                                                          Contact:  Frank Reilly
                                                                       EVP & CFO
                                                                  (972) 580-1550
                                                                FREILLY@PPHC.COM


     PRECISION PARTNERS, INC. ANNOUNCES EXTENSION OF WAIVERS FROM BANK GROUP
           AND GECC, A NEW $20.8 MILLION EQUIPMENT FINANCING FACILITY
                     AND A $6.0 MILLION EQUITY CONTRIBUTION


Dallas, TX, - November 30, 2000 - Precision Partners, Inc., a leading supplier of precision machined metal parts, tooling and assemblies, today announced its bank group and General Electric Capital Corporation (GECC) has extended waivers previously received by the company for certain defaults under its credit facilities and master equipment lease agreement, respectively, through December 8, 2000.

Precision also announced that it was nearing final agreement with its bank group and GECC with respect to permanent amendments of the credit facilities and master lease, as well as a new $20.8 million six-year equipment term loan facility from GECC. In connection with these transactions, Precision will receive a $6.0 million equity contribution from its existing shareholders and management.

Proceeds from the equity contribution and the new equipment financing facility are expected to be used to fund the purchase of approximately $15.0 million of new equipment and to refinance $11.8 million of the $18.5 million of operating leases currently outstanding under the master lease with GECC.

The amendment to the credit facilities is expected to include amended financial covenants, a reduction in Precision's existing revolving credit line from $25.0 million to $22.0 million and an increase in the interest rate payable under its revolving and term loan facilities of approximately
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1%. The financial covenants in the GECC master lease are also expected to be amended. Borrowings under the new equipment term loan with GECC are expected to bear interest at LIBOR plus 400 basis points.

The Company expects to finalize the terms of the amendments and the new equipment loan, and to execute definitive documentation, in the next few days. The total costs and expenses relating to these transactions are expected to be approximately $1.3 million.

John Raos, President and CEO stated, "The new equity infusion, together with the new six-year term equipment loan from GECC, provides us with a stronger balance sheet and will enable us to better meet the future needs of our growing customer base."

Precision Partners, Inc. is a leading supplier of precision manufactured metal parts, tooling and assemblies for original equipment manufacturers ("OEM's"). Our broad manufacturing capabilities and highly engineered processes allow us to meet the critical specifications of our customers across a wide range of industries. We have earned "Preferred or "Qualified" supplier status with most of our customers and are predominately the sole-source supplier to our customers of the parts we manufacture.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND A NUMBER OF FACTORS, MANY OF WHICH MAY BE BEYOND PRECISION'S CONTROL, COULD ADVERSELY AFFECT PRECISION'S ABILITY TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED IN THE TIMEFRAME OR ON THE TERMS CONTEMPLATED BY THIS PRESS RELEASE. CERTAIN OF THESE RISKS ARE DESCRIBED IN THE COMPANY'S FORM 10-Q FOR THE SECOND QUARTER OF 2000. COPIES OF THIS REPORT MAY BE OBTAINED VIA THE WORLD WIDE WEB AT WWW.PRECISIONPARTNERSINC.COM.

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